EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED

FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)          Phone:      610-366-1800
         President and Chief Executive Officer          Toll-Free:  888-366-6622
                                                        Fax:        610-366-1900

               American Bank Reports Record First Quarter Earnings

Allentown, PA, April 21, 2003 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced record earnings for the quarter ended March 31, 2003. Net income for the quarter was $812,000, or $0.12 per diluted share, an increase of $223,000, or 38%, from the same period in the prior year. This marks the fourteenth straight quarter of increased profitability for the Company.

At the end of the quarter, assets totaled $465 million, up 18% from $394 million at March 31, 2002. Total deposits reached $316 million as of March 31, 2003 up from $276 million from the same time the previous year. Asset quality at American Bank remained strong with no non-performing assets at March 31, 2003.

President and CEO Mark Jaindl stated, "The earnings of American Bank continue to be driven by our ability to control costs. For the quarter ended March 31, 2003, our operating expense to asset ratio declined to 1.13% from 1.34% for the same period in 2002. Reducing this ratio has been important to the success of American Bank's business model."

American Bank's operating expense ratio of 1.13% makes it one of the most efficient banks in the United States as less than 1% of commercial banks nationwide have an operating expense to asset ratio below this level. In addition to controlling costs, the increase in first quarter earnings is attributable to an increase of $77.8 million of average earning assets and an after tax recovery of $165,000 from a previously charged off loan. Earnings were partially offset by a decrease of 55 basis points in the net interest margin in the current quarter compared to the prior year.

Chairman of the Board of Directors Frederick Jaindl stated, "We are pleased with the growth of the Bank during the first quarter as a continuation of our success in 2002. In addition, we look forward to improving American Bank even further through the implementation of a "Commitment to Excellence" program developed during the first quarter of 2003. This program outlines our commitment to both American Bank customers that we will provide quality products and superior service and to shareholders that we will do this while maintaining costs and enhancing shareholder value."

American Bank common stock last traded at $9.63 per share and the American Bank warrants last traded at $3.39 per warrant. American Bank warrants are exercisable at $6.67 per share through June 30, 2003.

About American Bank
-------------------

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APY's) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

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Forward-Looking Statements
--------------------------

         Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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

                               American Bank, Inc.
                         Selected Financial Information
                  (Amounts in thousands, except per share data)

                                                            March 31,
                                                            ---------
                                                        2003         2002

     Selected Financial Condition Data:
     ---------------------------------
     Total assets................................     $464,962     $393,567
     Loans receivable, net.......................      141,618      132,966
     Allowance for loan losses ..................        1,820        1,683
     Short-term investments......................           --          998
     Securities available for sale (at market)...      274,652      208,670
     Securities held to maturity (at cost).......       11,846       13,780
     Deposits....................................      316,292      276,287
     Short-term debt.............................        9,481        7,544
     Long-term debt..............................       97,675       83,128
     Mandatory redeemable convertible debentures.       10,200           --
     Stockholders' equity........................       29,357       25,065

     Book value per share........................     $   4.81     $   4.17

     Shares outstanding..........................        6,101        6,013



                                                          For the Three
                                                       Months Ended Mar 31,
                                                       --------------------
                                                        2003         2002

     Selected Operating Data:
     -----------------------
     Total interest income.......................     $  5,074     $  5,129
     Total interest expense......................        3,070        2,974
                                                      --------     --------
         Net interest income.....................        2,004        2,155
     Provision for loan losses...................         (190)         139
                                                      --------     --------
       Net interest income after provision
         for loan losses.........................        2,194        2,016
                                                      --------     --------
     Fees and service charges....................           41           42
     Net realized gain on sale of mortgage loans.           79           39
      Other income...............................          150           50
                                                      --------     --------
       Total non-interest income.................          270          131
                                                      --------     --------
       Total operating expense...................        1,295        1,269
                                                      --------     --------
         Income before taxes on income...........        1,169          878
     Taxes on income.............................          357          289
                                                      --------     --------
     Net income..................................     $    812     $    589
                                                      ========     ========

        Earnings per share-basic.................     $   0.13     $   0.10
                                                      ========     ========
                          -diluted...............     $   0.12     $   0.09
                                                      ========     ========
        Weighted average shares outstanding for
         earnings per share calculation-basic....        6,071        6,003
                                                      ========     ========
                                       -diluted..        7,585        6,261
                                                      ========     ========



                               American Bank, Inc.
                         Selected Financial Information

                                                               For the Three
                                                            Months Ended Mar 31,
                                                            --------------------
                                                              2003       2002

     Performance Ratios(1):
     ------------------
     Return on assets (ratio of net income to
      average total assets).............................      0.71%      0.64%
     Return on equity (ratio of net income
      to average equity)................................     11.28%      9.26%
     Net interest margin (ratio of net interest income
      divided by average earning assets)................      1.82%      2.37%
     Ratio of operating expense to average total assets.      1.13%      1.34%
     Efficiency ratio (ratio of operating expenses divided
      by net interest income plus non-interest income)..     56.94%     55.52%


     Asset Quality Ratios:
     --------------------
     Non-performing assets to total assets at end of period   none       none
     Allowance for loan losses to non-performing loans..       n/a        n/a
     Allowance for loan losses to loans receivable......      1.27%      1.25%

     Regulatory Capital Ratios-Bank:
     ------------------------------
     Tier I to average assets...........................      7.28%      6.63%
     Tier I to risk weighted assets.....................     13.37%     10.92%
     Total capital to risk weighted assets..............     14.11%     11.65%

     ________________________
     (1) Ratios for the three month periods are annualized.